NS Business Overview

Donald W. Seale

Executive Vice President & Chief Marketing Officer

Good morning. It is a pleasure to be with you today and to set the stage for our business review and outlook.

In my remarks, I will open with a discussion of key economic metrics that are shaping the rail industry today. I will follow this with a recap of Norfolk Southern’s performance for the past several years, and take a look at our current volumes and expectations. I will conclude with an update on some of our major industrial development projects and initiatives.

Following my remarks, David Lawson, Danny Smith, and Mike McClellan will provide in-depth reviews of the key market drivers and outlook in our Merchandise, Coal, and Intermodal business segments.

Rail Transportation Environment

Soft manufacturing economy led by
automotive

Weak housing market

Higher energy costs

Excess trucking capacity

Resilient consumer

Solid global economy

You are all aware that the freight transportation industry is weathering a temporary lull in demand. Moderating industrial production, a weak housing market, continued high energy costs, and excess trucking capacity are just some of the issues that are challenging the industry today. But, on the plus side, the U.S. consumer continues to be resilient, and global trade and the global economy are both pluses going forward.

12%
7%
2%
(3% )
(8% )
(13% )
(18% )
2.5%
(6.0% )
(4.7% )
(11.2% )
(13.4% )
(11.1% )
(1.2% )
(2.4% )
Agriculture
Metals
Construction
Paper & Forest
Chemicals
Automotive
Intermodal
Coal

U. S. Railroad Performance
January – May 2007

Source:  AAR – May 24, 2007

% change year ago

It has been said that rail shipments are a good barometer of economic activity, and with total U.S. rail industry carload and Intermodal volume down 3.1% for the year to-date (through May 26), it is no wonder that some believe that the economy is at a watershed mark, somewhere between resumed growth or recession. Rail volumes have fallen 21 of the 22 past weeks, and these declines are across the board, with Automotive, Construction and Paper & Forest shipments experiencing the biggest drops. There has been a bright spot with total Chemicals shipments increasing 2.5% for the year as this industry continues to recover from Hurricane Katrina.

Also, recent economic data ranging from an improving ISM index to stronger housing sales in April seems to point to an improved economic outlook going forward, and we remain cautiously optimistic that the second half of the year will produce better freight performance.

Incremental Truck Demand / Incremental Truck Supply
1-Jan
22-Jan
12-Feb
5-Mar
26-Mar
16-Apr
7-May
28-May
18-Jun
9-Jul
30-Jul
20-Aug
10-Sep
1-Oct
22-Oct
12-Nov
3-Dec
24-Dec

Morgan Stanley Truckload Freight Index
Supply and Demand

2007

2006

2002

2003

2004

2005

0.0

1.0

2.0

3.0

4.0

5.0

6.0

7.0

8.0

9.0

10.0

11.0

12.0

13.0

Along with the manufacturing industry, we are obviously keenly interested in the trucking industry environment since motor carriers are both partners and competitors for Intermodal and a range of carload commodities.

The trucking industry continues to face challenges in the form of mainly higher diesel fuel prices, driver shortages and growing highway congestion, and while abundant trucking capacity that was initially seen beginning in late 2005 continues today, we do not see this as a “long term” trend. The cost of trucking in the U.S. will most likely continue to move upward in a prolonged and substantial manner, which, in our view, will restrict capacity going forward.

With respect to volumes, as with the rail industry, the trucking industry has seen its share of softness. The ATA (American Trucking Association) reports that trucking tonnage has been down for 13 of the past 16 months through April.

20%
16%
12%
8%
4%
0%
(4%)
2002
2003
2004
2005
2006
2007
2008
2009
2010

Import and Export Growth

% change year ago

Source:  Global Insight – May 2007

Imports

Exports

Actual

Projected

Along with excess trucking capacity, changes in international trade volumes are impacting our current Intermodal volumes as well as certain carload business. Total U.S. import growth has slowed significantly compared to 2006, and our international Intermodal volume through West Coast ports has fallen 9% through the end of April. Indeed, we are now seeing about 50% of our International traffic originating at East Coast ports versus only 22% in 2000, so the shift of trade to all water service to East Coast ports is real and growing.

The outlook for export trade is somewhat positive. Improved economic global growth, plus a declining dollar suggest that exports will be an important source of strength going forward. Export gains are projected to average 9-10% this year. Accordingly, our export Coal volume is up 13% for the year, and we expect that positive trend to continue as the year progresses. We have also seen gains in export commodities such as fertilizer, food oils and machinery.

65
60
55
50
45
40
Jan-01
Jul-01
Jan-02
Jul-02
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07

U.S. Manufacturing

Source: ISM – May 2007

Expansion

Contraction

ISM Index

Turning to the domestic economy, slower manufacturing has contributed to what is being termed as a ‘freight recession’. As you may recall, the last recession occurred in 2001 and fortunately the current ISM readings (Institute of Supply Managers index) have not approached the levels that were seen throughout 2001 and early 2002.

However, capacity utilization hovering around 80%, minimal growth in factory output, and higher inventories remain a cause for concern.

2.5
2
1.5
1
0.5
1971
1973
1975
1977
1979
1981
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
Housing Starts

(Millions)

U.S. Housing Market

Source:  Census & Global Insight  – May 2007

The housing market is still the major story. Forecasters are scaling back expectations for a recovery in the near term. Housing starts are currently at a pace of less than 1.5 million units on an annualized basis, and existing home sales are in the range of 6 million. While recent home sales data is somewhat encouraging, it has come on the heels of falling home prices which makes for less than a visible outlook for recovery.

This housing slowdown has impacted our shipments of lumber, wood products, and materials used in residential construction. Related shipments of furniture, appliances, consumer electronics, and home goods have slowed as well.

17,500
15,500
13,500
11,500
9,500
7,500
5,500
16,377
15,869
15,758
15,732
15,233
15,271
15,948
16,235
16,517
2002
2003
2004
2005
2006
2007
2008
2009
2010

Units (000)

North American Vehicle Production

Source:  Autocast – April 2007

Passenger Car

Light Truck

Total Production

Projected

Actual

North American auto production is the other major drag on rail volumes. The automotive industry is in transition, with GM and Ford becoming smaller by reducing some 2 million units of capacity through plant closings. Last year, 37% of vehicles assembled in North America had foreign nameplates, up from 34% in 2005, and that share will grow progressively as more production is cut by GM and Ford and the “new domestic” plants add more capacity.

Mike McClellan will provide more details of this shift in his comments.

NS Volume
Jan – May 2007 vs. 2006

Increasing ethanol, grain and
fertilizer volume

Falling steel production & housing
related construction losses

Weakened lumber volume and
conventional paper declines

Improving volumes after hurricane
related plant closures

Continued restructuring of the Big 3

Higher truck capacity and declines
in West Coast port volumes

Stockpiles above target, winter
service disruptions & loss of
metallurgical spot volume

              vs. 2006

Agriculture

719

0%

MetCon

(29,892)

(8%)

Paper

(15,929)

(8%)

Chemicals

(289)

(0%)

Automotive

(29,855)

(12%)

Intermodal

(38,167)

(3%)

Coal

(27,503)

(4%)

  Total

(140,916)

(4%)

January through May, our total volume is down 4%. Agriculture has experienced the only year-over-year gain despite tough comparisons to 2006 which included over 6,300 shipments of hurricane related movements. Growth continues to be driven by ethanol demand which in turn has boosted corn and fertilizer volumes. Volumes for our Chemicals markets are showing signs of improvement after hurricane Katrina related plant closures.

Our remaining markets continue to feel the effects of sluggish manufacturing, shifts in international trade, harsh winter weather conditions that we faced earlier in the year, and very strong comp’s from record volumes handled in the first half of 2006.

Indexed to 1Q 2001 = 0
30%
25%
20%
15%
10%
5%
0%
(5%)
(10%)
NS Volume
Other US RR Volume Less NS
Truck Tonnage
Low Tech IPI
2001Q1
2001Q2
2001Q3
2001Q4
2002Q1
2002Q2
2002Q3
2002Q4
2003Q1
2003Q2
2003Q3
2003Q4
2004Q1
2004Q2
2004Q3
2004Q4
2005Q1
2005Q2
2005Q3
2005Q4
2006Q1
2006Q2
2006Q3
2006Q4

NS Volume vs. Other U.S. RR’s,
Low Tech IPI & Motor Carriers

Sources: Global Insight, FTR Associates, AAR

In spite of what we see as temporary softness in volumes, our franchise has progressed well since 2001. Comparing 2006 to the same period of 2001, our volume has increased at more than twice the rate of low tech industrial production growth. Our 19% rate of growth also exceeds the 13% gain of the other U.S. railroads. And perhaps most importantly, our growth trend has exceeded the 8% gain in truck tonnage over this period.

COAL
22%
AG
8%
METCON
11%
PAPER
6%
CHEM
5%
AUTO
7%
IM
41%
COAL
26%
AG
8%
METCON
11%
PAPER
7%
CHEM
7%
AUTO
9%
IM
32%

NS Volume 2006 vs 2001

2006

2001

Total Volume – 7,900,934 Units

Total Volume – 6,624,966 Units

Our business has changed since 2001, and growth in Intermodal has played a major role in our success. Intermodal’s share of volume has grown from 32% in 2001, to 41% in 2006. Coal’s shipments dropped from 26% of total volume in 2001, to 22% in 2006. And Automotive and Chemicals both experienced slight declines.

This diverse portfolio of business that cuts across the entire domestic and global economy provides a strong market franchise that balances exposure to downturns in any individual market segment.

Top NS Growth Markets in Volume
2001 - 2006

% Change

Miscellaneous Wood

280.1%

Military

70.2%

International Intermodal

59.6%

Machinery

58.9%

Scrap Metal

50.1%

Sweeteners (Includes Ethanol)

47.6%

Fertilizers

44.9%

Printing Paper

42.5%

Iron & Steel

40.6%

Domestic Intermodal

40.4%

Cement

23.9%

Triple Crown

21.4%

The depth and breadth of our largest volume growth markets reflect this balanced business base.

International, domestic and Triple Crown Intermodal volume growth has certainly been strong during this five year period. Emerging markets which include miscellaneous wood, military, waste materials and ethanol shipments have seen significant gains. And perhaps most reassuring is the inclusion of some of our core business markets, which includes iron & steel, printing paper and fertilizers.

2001
2002
2003
2004
2005
2006
Intermodal
Merchandise
Coal

NS Revenue Growth
2001-2006

$9,407

$8,527

$7,312

$6,468

$6,270

$6,170

In $ Millions

Turning to revenue, we recorded gains of $3.2 billion, or 53%, from 2001 to 2006. The majority of the gains occurred between 2004 and 2006 with total growth of $2.1 billion during the 3 year period.

Starting with the second quarter of 2002 through the fourth quarter of 2006 we reported 19 consecutive quarters of year-over-year growth.

$2,100
$1,800
$1,500
$1,200
$900
$600
$300
1Q01
2Q01
3Q01
4Q01
1Q02
2Q02
3Q02
4Q02
1Q03
2Q03
3Q03
4Q03
1Q04
2Q04
3Q04
4Q04
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
Intermodal
Coal
Merchandise

Revenue Per Unit Growth
1st Qtr. 2001 – 4th Qtr. 2006

+40%

+51%

+19%

Much of our success in revenue growth has been the result of improving pricing power and we recorded our 18th consecutive quarter of revenue per unit gains at the Analyst meeting in April. The pricing environment has been favorable for the past few years and we continue to successfully re-price to current market conditions. Approximately 50% of our revenue base is available for renegotiation this year, of which greater re-pricing will be realized in Merchandise and less in Intermodal and Coal due to the timing of contract expirations.

Our focus and commitment is to continue to price upward to reflect the changing transportation market and ongoing improvements in Norfolk Southern service as we continue to deliver scheduled, quality transportation.

As you well know, in addition to rate increases, traffic mix, length of haul and fuel surcharges impact revenue per unit growth as well. We consider all of these components to be part and parcel of the overall market for our services and address them accordingly.

Continued Growth & Pricing
Improvements Ahead

Coal

Utility

Export

Renewed metallurgical opportunities

Industrial Products

Ethanol

Scrubber stone

Military

Waste

Steel

Looking ahead, we see continued opportunities to grow our volumes and to realize even better pricing.

In Coal, after a breather in 2007 with tough comps from the previous year and domestic met coal challenges, we expect ratable growth in our utility and export sectors along with a resumption of domestic met growth.

In Industrial Products, a range of commodities as listed here represent significant new volume potential. New plants and business development initiatives that are scheduled to come on line will contribute to this growth.

Continued Growth & Pricing
Improvements Ahead

Intermodal/Automotive

Completion of Auto industry
restructuring in 2008

Growth of “new domestics”

Robust international trade

Increased Eastern U.S. truck
conversions

In Intermodal and Automotive, we expect the effects of the Big Three automotive restructuring to be fully visible by mid-2008 and growth will resume in our vehicle traffic from the new domestic plants in the U.S.

And in Intermodal, we expect excess trucking capacity to diminish later this year and both International and domestic intermodal growth should resume as that happens. We also are focusing clearly on expansion of our intermodal network and services, including new service products within the Eastern U.S. intermodal market which Mike McClellan will fully cover in a moment.

Population Growth (1998-2020)

Annual Pop Growth % (1998 - 2020)

-5.43 - 6.93

6.94 - 17.54

17.55 - 40.42

This Eastern market, which we serve, encompasses the fastest population growth projected in the U.S. which bodes very well for continued expansion of consumer goods and transportation demand. Additionally, because of the concentrated population and manufacturing density in this region, it is estimated that over 80% of intercity freight tonnage in the U.S. resides in this market. We fully expect to capitalize on this trend going forward.

NS Industrial Development

$2 Billion of industrial investment in 2006

70 new facilities

45 expansions

Potential of 95,000 carloads annually

$25 billion of industrial investment the past 10 years

Located/expanded 1,108 facilities

Creation of 63,000 jobs

Now, before transitioning to our individual business discussion, I want to take a few moments to update everyone on our strong focus on industrial development and share several examples of success with you.

Industrial Development success just doesn’t happen; we work closely and confidentially with the communities which we serve and with new and prospective customers to continuously replenish industry along our network. Through these coordinated efforts, over 1,100 new or expanded facilities have been developed along our system over the past 10 years. These projects range from smaller plants to mega-plants that are some of the largest industrial development projects in the U.S.

We are currently engaged with states, customers, and economic development consultants on projects ranging from new ethanol, bio-diesel and coal-fired utility plants, to logistics parks, and major new coke and steel production plants.

David, Danny, and Mike will also provide more detail here but let’s look at some examples.

Gatorade
Wytheville, Virginia

A good example of a smaller community project was Gatorade’s soft drink plant which opened in 2006 at Wytheville, Virginia. It was the first rail customer in Wythe County’s Progress Park and justified the construction of over a mile long lead track to serve the park. We expect to handle over 1,000 carloads of new business annually.

Louis Dreyfus Plant Construction Powered by Co-op Soy Biodiesel
North Central Co-op Energy
ENERGY PRODUCTS
CO-OP
BURN THE BEAN!

Louis Dreyfus
Claypool, Indiana

In the Agricultural arena, in addition to numerous ethanol plants, Louis Dreyfus’ new soybean processing and biodiesel plant is under construction and will be completed later this year at Claypool, Indiana near Fort Wayne.  We expect to handle over 7,800 carloads of new business on an annual basis.

Wisconsin
Michigan
New York
South Dakota
Pennsylvania
New Jersey
Iowa [redacted]
[redacted]
Nebraska
District of Columbia
Illinois
Indiana
West Virginia
[redacted]
[redacted] inia
Missouri
Kentucky
Kansas
North Carolina
Tennessee
Sou [redacted]
Oklahoma
Arkansas
[redacted]
[redacted]
Georgia
Alabama
Mississippi
© 2006 Europa Technologies
Image © 2006 TerraMetrics
Texas
Louisiana
©2005 Google
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Eye alt 1299.42 mi

Automotive Industry Outlook
New Domestics Opportunities

Greer, SC

Lafayette, IN

Vance, AL

Princeton, IN

Lincoln, AL

Georgetown, KY

Normal, IL

And in the automotive market, of the last 23 assembly plants to be built in the U.S. over the past 20 years, 13 have been located on NS lines. These include 2 Mercedes plants at Vance, AL; 2 Toyota plants at Georgetown, KY and Princeton, IN; BMW at Greer, SC; Honda at Lincoln, AL, and a third Toyota production facility at Lafayette, IN.

As the Big 3 rationalize their production capacity, “new domestic” manufacturers continue to build new assembly plants in North America, and we will be positioned to take advantage of finished vehicle growth as this production shift continues.

AK Steel

Rockport, Indiana

And, in the metals market, we worked closely with AK Steel and the state of Indiana to locate AK Steel’s new steel mill at Rockport, Indiana. This mega-facility became operational in 1998, and it represented one of the largest economic development projects in the U.S. during the decade of the nineties. It is also considered to be the most technologically advanced steel finishing facility in the world. Currently, annual production is 1.8 million tons per year, and NS volumes to and from this single plant are in excess of 40,000 carloads per year.

ThyssenKrupp
Mobile (Mount Vernon), Alabama

Early last month, May 11th to be exact, an even larger new mill was announced by Thyssen Krupp to be constructed at Mt. Vernon, Alabama, near Mobile. A Norfolk Southern cross functional team encompassing Industrial Development, Marketing, Operations, Finance and Engineering and others have been engaged with ThyssenKrupp, the state of Alabama, the Port of Mobile and others for well over two years to locate this plant on and NS served site.

This $3.6 billion project is projected to produce annual volumes of over 5 million tons of steel output. David Lawson will comment further on this significant new project, which is one of the largest economic development initiatives ever announced in the U.S.

In summary, in spite of short term softness in current markets, we believe the prospects for rail transportation in general, and over our Eastern U.S. network in particular, remain very bright.

With 70% of domestic freight in this country moving over the highway, we have a very large target for growth and improved yields ahead. And clearly demographics, manufacturing concentration and related highway congestion in the Eastern half of the U.S. all point to greater demand for high quality rail transportation.

Now, David Lawson, our Vice President Industrial Products will provide more detail on our Merchandise business. David will be followed by Danny Smith, our Senior Vice President of Coal, and Mike McClellan, our Vice President of Intermodal and Automotive.

Thank you.